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PROXY                       DATASCOPE CORP.                       COMMON STOCK


               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
            OF THE CORPORATION FOR THE ANNUAL MEETING OF SHAREHOLDERS
                                DECEMBER 11, 2001


         The undersigned hereby constitutes and appoints LAWRENCE SAPER and MURRAY PITKOWSKY, and each of them, with full power of substitution, attorneys and proxies to represent and to vote all of the shares of common stock, par value $0.01 per share, of DATASCOPE CORP. that the undersigned would be entitled to vote, with all powers the undersigned would possess if personally present, at the Annual Meeting of the Shareholders of DATASCOPE CORP., to be held at the JPMorganChase - Conference Center, 270 Park Avenue, 11th Floor, New York, New York 10017-2070, on December 11, 2001 at 11:00 a.m., local time, and at any adjournment or postponement thereof, on all matters coming before said meeting:

         1. ELECTION OF DIRECTORS. Nominees: George Heller, Alan B. Abramson and William L. Asmundson (Mark only one of the following boxes.)

                  / / VOTE FOR all nominees listed above, except vote withheld as to the following nominees (if any):

                        ------------------------------------------

                  / /   VOTE WITHHELD from all nominees.

         2. PROPOSAL TO APPROVE THE DATASCOPE CORP. AMENDED AND RESTATED 1995 STOCK OPTION PLAN.

                  / /   FOR         / /  AGAINST          / /  ABSTAIN

         3. In their discretion, upon any other business that may properly come before the meeting or any adjournment or postponement thereof.

                        (Continue and sign on other side)


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                           (Continued from other side)

         This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR the election as directors of the nominees of the Board of Directors and FOR the proposal to approve the Datascope Corp. Amended and Restated 1995 Stock Option Plan.

         The undersigned acknowledges receipt of the accompanying Proxy Statement dated October 26, 2001.

                                        Dated: _________________________, 2001

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                                        --------------------------------------
                                              Signature of Shareholder(s)

                                        (When signing as attorney, trustee,
                                        executor, administrator, guardian,
                                        corporate officer, etc., please give
                                        full title. If more than one trustee,
                                        all should sign. Joint owners must each
                                        sign.) Please date and sign exactly as
                                        name appears above.


I plan / / I do not plan / / to attend
the Annual Meeting.